Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                        Registration Statement No. 333-139817-22


      IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in
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respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov <file://www.sec.gov>. Alternatively, the Depositor or Goldman,
Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED
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NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS,
DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

      This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                   GSAA 07-10 - As of 10/1/07 Track 1 - 6.00%
                                   All records

--------------------------------------------------------------------------------
Stats
--------------------------------------------------------------------------------
Count: 154
Schedule Balance: $48,144,617.14
AverageSched Bal: $312,627.38
Maximum PBAL1: $1,500,000.00
GrossWAC: 6.305
NetWAC: 6.047
OTERM: 343
RTERM: 339
ATERM: 341
AGE: 4
DTI: 38.398
Original LTV: 69.484
Combined LTV (Incl. Silent 2nds): 74.306
FICO: 745.222
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Current Rate       Count           Balance    Percent    FICO       GWAC      OLTV     CLTV      Doc    DTI     %Cashout   %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
5.001 - 5.500          1        171,205.60       0.36     752      5.250     80.00     80.00     0.00   0.00       0.00       100.00
5.501 - 6.000         15      7,454,979.12      15.48     751      5.935     69.92     71.53     4.84  39.39      24.53        38.57
6.001 - 6.500        103     37,138,170.45      77.14     744      6.350     69.25     74.89    10.90  38.26      33.38        39.65
6.501 - 7.000         33      3,192,587.50       6.63     746      6.638     68.86     72.22    27.01  38.48      37.33        55.51
7.001 - 7.500          2        187,674.47       0.39     725      7.469    100.00    100.00   100.00  28.64       0.00       100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00     745      6.305     69.48     74.31    11.34  38.40      32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Current Rate        %IO       %PP    %OLTV > 80     %FICO < 620
-------------------------------------------------------------------------------
5.001 - 5.500       0.00      0.00       0.00          0.00
5.501 - 6.000      22.58      0.00       5.10          0.00
6.001 - 6.500      50.45      1.95       0.50          0.00
6.501 - 7.000      27.52      3.68       9.42          0.00
7.001 - 7.500      91.81      8.19     100.00          0.00
--------------------------------------------------------------------------------
Total:             44.60      1.78       2.19          0.00
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Scheduled Balance             Count      Balance   Percent     FICO     GWAC     OLTV   CLTV     Doc       DTI   %Cashout  %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
50,000.01 - 75,000.00           1      74,648.88     0.16      730     5.750    34.09   34.09      0.00   23.27    100.00    100.00
75,000.01 - 100,000.00          2      53,299.25     0.11      738     6.705    64.58   64.58    100.00   39.59    100.00    100.00
100,000.01 - 125,000.00         4     230,652.97     0.48      693     6.658    81.76   86.58     87.56   35.04     25.34     87.11
125,000.01 - 150,000.00        10   1,081,390.71     2.25      716     6.196    52.61   52.61     33.82   40.47     55.56     46.50
150,000.01 - 200,000.00        12   1,237,002.08     2.57      735     6.470    82.35   86.79     38.77   37.44     11.37     89.42
200,000.01 - 250,000.00         9   1,224,032.79     2.54      704     6.280    67.85   73.71     42.20   38.77     83.10     80.45
250,000.01 - 300,000.00         7   1,254,600.29     2.61      714     6.395    79.60   96.65      7.30   39.58     34.72    100.00
300,000.01 - 350,000.00        15   2,453,462.09     5.10      734     6.449    78.02   95.31      6.34   45.34      6.20     87.43
350,000.01 - 400,000.00        15   3,317,449.52     6.89      726     6.362    77.34   87.74      0.00   40.75     20.55     80.05
400,000.01 - 450,000.00         2     768,702.62     1.60      760     6.157    76.23   82.03     41.95   40.90      0.00     58.05
450,000.01 - 500,000.00        17   5,349,921.76    11.11      736     6.310    70.62   73.12     18.31   40.81     52.40     24.06
500,000.01 - 550,000.00        16   5,414,376.29    11.25      749     6.356    74.91   79.01      9.76   34.91     24.18     51.79
550,000.01 - 600,000.00        11   4,263,980.33     8.86      748     6.202    71.50   76.09      0.00   42.15     44.03     33.15
600,000.01 - 650,000.00         4   1,923,536.07     4.00      702     6.333    66.14   77.83      0.00   40.70     16.58     33.19
650,000.01 - 700,000.00        10   5,370,856.88    11.16      745     6.261    67.66   69.65      6.83   43.65     35.54     45.55
700,000.01 - 750,000.00         5   2,170,103.29     4.51      766     6.437    77.80   81.05      0.00   42.09     41.88     32.99
750,000.01 - 800,000.00         1     752,000.00     1.56      786     5.875    80.00   90.00      0.00   39.13      0.00    100.00
800,000.01 - 850,000.00         1     844,779.95     1.75      784     6.250    54.52   54.52      0.00   36.70    100.00      0.00
850,000.01 - 900,000.00         2   1,321,092.51     2.74      779     6.164    67.25   67.25     32.82   35.09     67.18      0.00
950,000.01 - 1,000,000.00       3   1,480,728.56     3.08      731     6.458    64.27   67.27      0.00   35.35      0.00     16.88
1,100,000.01 - 1,200,000.00     3   2,275,304.68     4.73      752     6.278    69.15   72.80      0.00   26.77      0.00      0.00
1,300,000.01 - 1,400,000.00     1   1,344,836.11     2.79      779     6.250    42.19   42.19      0.00   37.16    100.00      0.00
1,400,000.01 - 1,500,000.00     1   1,474,282.62     3.06      792     6.000    65.00   65.00      0.00   32.30      0.00      0.00
1,900,000.01 - 2,000,000.00     2   2,463,576.92     5.12      771     6.424    50.46   50.46     39.11   29.96      0.00      0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                        154  48,144,617.14   100.00      745     6.305    69.48   74.31     11.34   38.40     32.02     40.98
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Scheduled Balance                 %IO       %PP    %OLTV > 80    %FICO < 620
--------------------------------------------------------------------------------
50,000.01 - 75,000.00             0.00   0.00        0.00          0.00
75,000.01 - 100,000.00            0.00  63.75       63.75          0.00
100,000.01 - 125,000.00          12.89  12.44       50.55          0.00
125,000.01 - 150,000.00           9.12   0.00        0.00          0.00
150,000.01 - 200,000.00          25.18   1.24       34.84          0.00
200,000.01 - 250,000.00          18.69   4.49        0.00          0.00
250,000.01 - 300,000.00           0.00   0.00        7.30          0.00
300,000.01 - 350,000.00          22.90   0.00        0.00          0.00
350,000.01 - 400,000.00          52.01   0.00       11.45          0.00
400,000.01 - 450,000.00          41.95   0.00        0.00          0.00
450,000.01 - 500,000.00          54.31   6.70        0.00          0.00
500,000.01 - 550,000.00          49.21   0.00        0.00          0.00
550,000.01 - 600,000.00          66.42   0.00        0.00          0.00
600,000.01 - 650,000.00          16.62   0.00        0.00          0.00
650,000.01 - 700,000.00          54.66   6.83        0.00          0.00
700,000.01 - 750,000.00          32.99   0.00        0.00          0.00
750,000.01 - 800,000.00         100.00   0.00        0.00          0.00
800,000.01 - 850,000.00         100.00   0.00        0.00          0.00
850,000.01 - 900,000.00           0.00   0.00        0.00          0.00
950,000.01 - 1,000,000.00        49.44   0.00        0.00          0.00
1,100,000.01 - 1,200,000.00      87.52   0.00        0.00          0.00
1,300,000.01 - 1,400,000.00       0.00   0.00        0.00          0.00
1,400,000.01 - 1,500,000.00       0.00   0.00        0.00          0.00
1,900,000.01 - 2,000,000.00      60.89   0.00        0.00          0.00
--------------------------------------------------------------------------------
Total:                           44.60   1.78        2.19          0.00
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Original Term        Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
180                    8      4,208,162.02       8.74      772      6.000    64.00     64.00    15.53   37.26    25.28        4.19
240                    3        505,291.99       1.05      744      6.425    72.42     72.42     0.00   37.76   100.00      100.00
360                  143     43,431,163.14      90.21      743      6.333    69.98     75.33    11.06   38.53    31.89       43.86
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34   38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Original Term        %IO         %PP         %OLTV > 80   %FICO < 620
-------------------------------------------------------------------------------
180                   0.00    0.81             0.81          0.00
240                   0.00   70.95             0.00          0.00
360                  49.44    1.07             2.35          0.00
--------------------------------------------------------------------------------
Total:               44.60    1.78             2.19          0.00
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:34                    Page 1 0f 5

                   GSAA 07-10 - As of 10/1/07 Track 1 - 6.00%
                                   All records


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
RemTerm              Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
120.001 - 180.000      8      4,208,162.02       8.74      772      6.000    64.00     64.00    15.53   37.26    25.28        4.19
180.001 - 240.000      3        505,291.99       1.05      744      6.425    72.42     72.42     0.00   37.76   100.00      100.00
300.001 - 360.000    143     43,431,163.14      90.21      743      6.333    69.98     75.33    11.06   38.53    31.89       43.86
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34   38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
RemTerm              %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
120.001 - 180.000     0.00    0.81             0.81          0.00
180.001 - 240.000     0.00   70.95             0.00          0.00
300.001 - 360.000    49.44    1.07             2.35          0.00
---------------------------------------------------------------------
Total:               44.60    1.78             2.19          0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Age                  Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
1 - 2                 16      1,770,955.06       3.68      727      6.527    76.44     78.51    45.55   39.96   48.92       100.00
3 - 4                100     32,737,535.83      68.00      746      6.283    69.73     74.95     9.79   37.83   36.60        34.32
5 - 6                 35     12,785,846.11      26.56      745      6.333    67.73     71.91    11.32   39.90   18.49        48.86
7 - 8                  3        850,280.14       1.77      754      6.290    71.87     76.73     0.00   32.84   24.30        56.25
-----------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34   38.40   32.02        40.98
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Age                  %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
1 - 2                 0.00   48.47             21.70         0.00
3 - 4                44.08    0.00              2.04         0.00
5 - 6                52.17    0.00              0.00         0.00
7 - 8                43.75    0.00              0.00         0.00
---------------------------------------------------------------------
Total:               44.60    1.78              2.19         0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
States               Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc     DTI    %Cashout   %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
CA                    55     19,240,101.25      39.96      751     6.273      67.62     72.13    10.82   37.99   31.91        43.01
NY                    21      7,061,549.11      14.67      740     6.358      71.60     79.70    19.87   36.47   29.09        38.38
CO                     6      2,793,520.22       5.80      758     6.368      56.74     58.35     0.00   36.38    3.58        33.04
FL                    10      2,468,064.60       5.13      743     6.247      61.31     64.83     4.49   40.95   54.22        39.89
HI                     4      2,574,914.82       5.35      757     6.153      65.70     67.43     4.90   33.46    8.77         8.77
AZ                     3      2,085,721.86       4.33      729     6.104      77.21     79.00     0.00   37.98   17.84         0.00
WA                     6      1,183,501.30       2.46      729     6.467      71.91     71.91     8.33   44.94   63.87        24.33
MD                     5      1,468,973.93       3.05      731     6.167      82.84     87.67     0.00   40.17   43.76       100.00
NV                     4      1,772,189.07       3.68      752     6.308      78.03     80.31     0.00   40.40   84.67        36.87
OR                     4      1,365,945.79       2.84      754     6.337      77.75     85.40     0.00   41.27    0.00        59.65
Other                 36      6,130,135.21      12.73      731     6.466      72.97     80.34    26.71   41.61   37.34        55.25
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745     6.305      69.48     74.31    11.34   38.40   32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
States               %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
CA                    43.34       0.00         0.00          0.00
NY                    48.36       0.00         0.00          0.00
CO                    82.26       0.00         0.00          0.00
FL                    34.23       1.16         3.71          0.00
HI                     8.77       0.00         0.00          0.00
AZ                   100.00       0.00         0.00          0.00
WA                    36.13       0.00         0.00          0.00
MD                    36.22      24.41        25.87          0.00
NV                    32.16       0.00         0.00          0.00
OR                     6.63       0.00         0.00          0.00
Other                 43.12       7.69         9.49          0.00
---------------------------------------------------------------------
Total:                44.60       1.78         2.19          0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Original LTV         Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc     DTI    %Cashout   %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
0.001 - 50.000        11      4,213,327.28       8.75      759     6.286      39.82     39.82     4.31   35.63   41.83         7.94
50.001 - 60.000       14      5,090,837.92      10.57      755     6.329      55.23     55.83     0.00   39.68   50.35        15.42
60.001 - 70.000       40     13,791,181.31      28.65      752     6.290      66.78     69.12    20.82   33.96   44.80         9.70
70.001 - 75.000       16      6,404,453.20      13.30      746     6.343      74.11     76.25    19.62   38.22   20.70        14.29
75.001 - 80.000       65     17,591,663.91      36.54      735     6.289      79.53     89.94     2.71   42.21   20.20        87.01
80.001 - 85.000        2         92,635.38       0.19      763     6.671      83.61     83.61   100.00   33.76   36.68       100.00
85.001 - 90.000        1        116,593.66       0.24      666     6.750      90.00     90.00   100.00   30.98    0.00       100.00
90.001 - 95.000        1        184,664.60       0.38      709     6.500      94.87     94.87   100.00   40.81    0.00       100.00
95.001 - 100.000       4        659,259.89       1.37      724     6.468     100.00    100.00    42.36   38.31    0.00       100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745     6.305      69.48     74.31    11.34   38.40   32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Original LTV         %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
0.001 - 50.000       35.60        0.00           0.00         0.00
50.001 - 60.000      61.13        0.00           0.00         0.00
60.001 - 70.000      40.19        0.61           0.00         0.00
70.001 - 75.000      46.60        0.00           0.00         0.00
75.001 - 80.000      44.23        4.12           0.00         0.00
80.001 - 85.000       0.00       36.68         100.00         0.00
85.001 - 90.000       0.00        0.00         100.00         0.00
90.001 - 95.000       0.00        0.00         100.00         0.00
95.001 - 100.000     83.78        2.33         100.00         0.00
---------------------------------------------------------------------
Total:               44.60        1.78           2.19         0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Combined LTV (Incl.                                                                            % Full
Silent 2nds)         Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc     DTI    %Cashout   %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
0.001 - 50.000        11      4,213,327.28       8.75      759      6.286    39.82     39.82     4.31    35.63   41.83         7.94
50.001 - 60.000       13      4,890,838.25      10.16      759      6.321    55.05     55.05     0.00    39.68   48.32        11.96
60.001 - 70.000       36     11,759,559.08      24.43      757      6.280    66.66     66.66    24.42    34.47   47.80         6.64
70.001 - 75.000       15      6,150,717.53      12.78      751      6.342    72.40     74.24    20.43    35.85   24.80        15.53
75.001 - 80.000       19      6,248,197.27      12.98      728      6.204    78.29     79.00     0.86    39.93   26.90        57.40
80.001 - 85.000        4        838,508.88       1.74      773      6.216    76.70     84.00    11.05    41.21   28.69       100.00
85.001 - 90.000       17      6,476,748.69      13.45      736      6.296    78.16     89.82     7.47    41.44   22.60        78.50
90.001 - 95.000        2        380,664.60       0.79      715      6.500    87.21     94.94    48.51    42.69    0.00       100.00
95.001 - 100.000      37      7,186,055.57      14.93      725      6.412    81.57     99.90     4.66    42.81   10.57       100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34    38.40   32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Combined LTV (Incl.
Silent 2nds)         %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
0.001 - 50.000       35.60       0.00           0.00          0.00
50.001 - 60.000      59.54       0.00           0.00          0.00
60.001 - 70.000      37.11       0.71           0.00          0.00
70.001 - 75.000      65.25       0.00           0.00          0.00
75.001 - 80.000      34.09       5.74           0.00          0.00
80.001 - 85.000       0.00       4.05          11.05          0.00
85.001 - 90.000      54.91       5.67           1.80          0.00
90.001 - 95.000      51.49       0.00          48.51          0.00
95.001 - 100.000     38.96       0.21           9.17          0.00
---------------------------------------------------------------------
Total:               44.60       1.78           2.19          0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Lien                 Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc     DTI    %Cashout   %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
1                    154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34    38.40   32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34    38.40   32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Lien                 %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
1                    44.60       1.78          2.19           0.00
---------------------------------------------------------------------
Total:               44.60       1.78          2.19           0.00
---------------------------------------------------------------------


--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:34                    Page 2 0f 5

                   GSAA 07-10 - As of 10/1/07 Track 1 - 6.00%
                                   All records

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
FICO                 Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
640.000 - 659.999      2        378,288.94       0.79      651      6.026    57.71     57.71     60.47   38.06    60.47       100.00
660.000 - 679.999      7      1,173,303.51       2.44      669      6.387    74.30     80.36     14.49   37.06    90.06       100.00
680.000 - 699.999     25      5,953,024.51      12.36      690      6.323    72.12     80.71      5.01   43.06    49.00        63.73
700.000 - 719.999     21      5,885,247.16      12.22      709      6.289    75.06     84.15      4.92   42.50    18.36        63.32
720.000 - 739.999     26      7,341,275.02      15.25      730      6.369    74.79     80.17      3.22   34.49    13.34        45.15
740.000 - 759.999     25      7,043,870.68      14.63      750      6.265    70.13     74.52      9.17   41.35    44.96        42.66
760.000 - 779.999     20     10,302,810.30      21.40      771      6.337    61.46     62.89     21.39   33.95    32.93         6.95
780.000 - 799.999     21      8,510,843.36      17.68      790      6.231    68.98     72.69     11.04   38.49    19.43        39.47
800.000 - 819.999      7      1,555,953.67       3.23      805      6.382    65.46     67.84     28.73   45.29    60.58        16.94
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31     11.34   38.40    32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
FICO                 %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
640.000 - 659.999    60.47       0.00          0.00           0.00
660.000 - 679.999    17.05       0.00          9.94           0.00
680.000 - 699.999    27.89       0.57          0.57           0.00
700.000 - 719.999    39.89       1.42          9.59           0.00
720.000 - 739.999    65.80       0.21          2.56           0.00
740.000 - 759.999    51.48       5.21          1.30           0.00
760.000 - 779.999    30.48       3.48          0.00           0.00
780.000 - 799.999    50.18       0.00          0.00           0.00
800.000 - 819.999    75.05       0.00          3.77           0.00
---------------------------------------------------------------------
Total:               44.60       1.78          2.19           0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
PMI                  Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
LTV <= 80            146     47,091,463.62      97.81      746      6.300    68.88     73.81     10.16   38.42    32.67       39.66
LTV > 80 Has LPMI      7        673,153.53       1.40      719      6.888    94.60     94.60    100.00   33.58     5.05      100.00
LTV > 80 Has MI        1        380,000.00       0.79      717      5.875   100.00    100.00      0.00   44.54     0.00      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31     11.34   38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
PMI                  %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
LTV <= 80             44.42      1.72            0.00         0.00
LTV > 80 Has LPMI     25.60      7.33          100.00         0.00
LTV > 80 Has MI      100.00      0.00          100.00         0.00
---------------------------------------------------------------------
Total:                44.60      1.78            2.19         0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Property Type        Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
2 FAMILY              12      4,463,597.30       9.27      747      6.342    66.10     67.92      1.25   42.43    50.01       18.36
3 FAMILY               3        970,391.60       2.02      762      6.277    65.86     65.86      5.01   39.56    66.10        0.00
4 FAMILY               5      1,682,280.28       3.49      746      6.330    70.84     70.84     25.77   18.56    12.44        0.00
CONDO                 16      3,565,349.09       7.41      737      6.280    71.26     72.34     24.34   40.80    10.83       19.38
PUD                    6        859,124.97       1.78      702      6.196    80.10     80.10     62.99   43.30    43.71      100.00
SINGLE FAMILY        112     36,603,873.90      76.03      746      6.305    69.51     75.52      9.59   38.54    31.62       47.43
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31     11.34   38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Property Type        %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
2 FAMILY              56.66      0.00           0.00          0.00
3 FAMILY             100.00      0.00           0.00          0.00
4 FAMILY              61.79      0.00           0.00          0.00
CONDO                 50.52      1.24           3.70          0.00
PUD                   26.63      0.00          32.15          0.00
SINGLE FAMILY         40.71      2.22           1.76          0.00
---------------------------------------------------------------------
Total:                44.60      1.78           2.19          0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Occupancy Code       Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
INVESTOR              38     10,965,881.10      22.78      756      6.341    65.90     65.90     23.68   35.85    40.85        0.00
OWNER OCCUPIED        88     19,731,159.46      40.98      729      6.334    77.59     87.60      8.98   41.56    27.03      100.00
SECOND HOME           28     17,447,576.59      36.24      757      6.250    62.57     64.56      6.25   36.30    32.12        0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31     11.34   38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Occupancy Code       %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
INVESTOR             51.62       0.00          0.00           0.00
OWNER OCCUPIED       45.61       4.35          5.34           0.00
SECOND HOME          39.04       0.00          0.00           0.00
---------------------------------------------------------------------
Total:               44.60       1.78          2.19           0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Purpose              Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
CASHOUT REFI          55     15,417,365.37      32.02      740      6.323    65.38     68.06      6.55   40.52   100.00       34.59
PURCHASE              69     22,593,664.32      46.93      746      6.267    75.33     82.57     11.21   38.96     0.00       53.44
RATE/TERM REFI        30     10,133,587.46      21.05      750      6.363    62.69     65.38     18.90   33.59     0.00       22.94
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31     11.34   38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Purpose              %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
CASHOUT REFI         48.09       2.73          0.22           0.00
PURCHASE             39.91       1.94          3.18           0.00
RATE/TERM REFI       49.73       0.00          2.97           0.00
---------------------------------------------------------------------
Total:               44.60       1.78          2.19           0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Documentation Type   Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
FULL DOC              29      5,458,776.84      11.34      755      6.467    71.49     72.37    100.00   34.53    18.50       32.47
NO DOC                 5      1,081,940.74       2.25      697      6.316    64.23     67.06      0.00    0.00    73.36       65.27
NO RATIO              10      3,247,243.92       6.74      722      6.247    69.35     73.50      0.00    0.00    25.63       21.49
SISA                  41     10,094,282.73      20.97      745      6.342    74.79     84.81      0.00   41.87    29.49       73.73
SIVA                  69     28,262,372.93      58.70      748      6.267    67.42     71.30      0.00   37.91    34.69       32.24
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31     11.34   38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Documentation Type   %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
FULL DOC             25.40       7.63          12.33          0.00
NO DOC               49.45       0.00           0.00          0.00
NO RATIO             30.09       0.00           0.00          0.00
SISA                 43.36       0.28           0.00          0.00
SIVA                 50.23       1.46           1.34          0.00
---------------------------------------------------------------------
Total:               44.60       1.78           2.19          0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Interest Only        Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
N                     98     26,672,874.49      55.40      742      6.292    69.18     74.22     15.27   38.95    30.01       40.24
Y                     56     21,471,742.66      44.60      749      6.322    69.86     74.41      6.46   37.74    34.53       41.91
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31     11.34   38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Interest Only        %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
N                      0.00      3.22           1.88             0.00
Y                    100.00      0.00           2.57             0.00
---------------------------------------------------------------------
Total:                44.60      1.78           2.19             0.00
---------------------------------------------------------------------


--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:34                    Page 3 0f 5

                   GSAA 07-10 - As of 10/1/07 Track 1 - 6.00%
                                   All records

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Interest Only Term   Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
0.000                 98       26,672,874.49     55.40      742     6.292    69.18     74.22    15.27    38.95    30.01       40.24
120.000               49       17,033,204.97     35.38      746     6.345    72.17     77.32     8.14    38.57    43.53       47.42
180.000                7        4,438,537.69      9.22      759     6.235    61.00     63.27     0.00    34.84     0.00       20.77
------------------------------------------------------------------------------------------------------------------------------------
Total:               154       48,144,617.14    100.00      745     6.305    69.48     74.31    11.34    38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Interest Only Term   %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
0.000                  0.00         3.22          1.88           0.00
120.000              100.00         0.00          3.24           0.00
180.000              100.00         0.00          0.00           0.00
---------------------------------------------------------------------
Total:                44.60         1.78          2.19           0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Silent               Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
N                     99       32,538,413.90     67.58      751     6.286    65.64     65.64    15.48    37.44    39.30       21.80
Y                     55       15,606,203.25     32.42      733     6.345    77.50     92.37     2.71    40.32    16.85       80.97
------------------------------------------------------------------------------------------------------------------------------------
Total:               154       48,144,617.14    100.00      745     6.305    69.48     74.31    11.34    38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Silent               %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
N                    44.39          1.51          3.24           0.00
Y                    45.04          2.35          0.00           0.00
---------------------------------------------------------------------
Total:               44.60          1.78          2.19           0.00
---------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Prepay Flag          Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
N                    148       47,286,185.20     98.22      745     6.302    69.33     74.16    10.66    38.36    31.71       39.91
Y                      6          858,431.94      1.78      749     6.472    77.81     82.09    48.50    40.21    49.06      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154       48,144,617.14    100.00      745     6.305    69.48     74.31    11.34    38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Prepay Flag          %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
N                    45.41            0.00        2.12           0.00
Y                     0.00          100.00        5.75           0.00
---------------------------------------------------------------------
Total:               44.60            1.78        2.19           0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Prepay Term           ount       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
0                    148       47,286,185.20     98.22      745     6.302    69.33     74.16    10.66    38.36    31.71       39.91
36                     6          858,431.94      1.78      749     6.472    77.81     82.09    48.50    40.21    49.06      100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154       48,144,617.14    100.00      745     6.305    69.48     74.31    11.34    38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Prepay Term          %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
0                    45.41            0.00        2.12           0.00
36                    0.00          100.00        5.75           0.00
---------------------------------------------------------------------
Total:               44.60            1.78        2.19           0.00
---------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
DTI                  Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
<= 0.000              15        4,329,184.65      8.99      716     6.264    68.07     71.89     0.00     0.00    37.56       32.43
0.001 - 10.000         2        1,039,500.00      2.16      735     6.250    70.00     70.00     0.00     9.29     0.00        0.00
10.001 - 20.000        1          828,750.00      1.72      768     6.375    65.00     75.00     0.00    14.50     0.00        0.00
20.001 - 30.000       15        3,718,930.09      7.72      761     6.469    67.97     68.23    64.86    25.84     9.35       18.25
30.001 - 40.000       40       16,613,581.72     34.51      751     6.267    65.73     69.40     3.85    35.80    42.16       34.19
40.001 - 50.000       80       21,127,825.44     43.88      744     6.325    72.90     79.78    11.39    44.67    30.48       56.65
50.001 - 60.000        1          486,845.24      1.01      717     5.875    80.00     80.00     0.00    53.80     0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154       48,144,617.14    100.00      745     6.305    69.48     74.31    11.34    38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
DTI                  %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
<= 0.000              34.93         0.00          0.00           0.00
0.001 - 10.000       100.00         0.00          0.00           0.00
10.001 - 20.000      100.00         0.00          0.00           0.00
20.001 - 30.000       23.89         0.00          6.21           0.00
30.001 - 40.000       44.13         2.58          1.35           0.00
40.001 - 50.000       46.72         2.03          2.83           0.00
50.001 - 60.000        0.00         0.00          0.00           0.00
---------------------------------------------------------------------
Total:                44.60         1.78          2.19           0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Conforming           Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
CONFORMING            82       14,132,574.82     29.35      724     6.340    73.15     81.08    13.19    38.39    35.53       67.66
NON CONFORMING        72       34,012,042.32     70.65      754     6.291    67.96     71.49    10.57    38.40    30.56       29.90
------------------------------------------------------------------------------------------------------------------------------------
Total:               154       48,144,617.14    100.00      745     6.305    69.48     74.31    11.34    38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Conforming           %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
CONFORMING           40.14          0.94          7.45           0.00
NON CONFORMING       46.45          2.13          0.00           0.00
---------------------------------------------------------------------
Total:               44.60          1.78          2.19           0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Number of Units      Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
1                    134       41,028,347.97     85.22      745     6.301    69.88     75.34    11.99    38.83    30.06       46.09
2                     12        4,463,597.30      9.27      747     6.342    66.10     67.92     1.25    42.43    50.01       18.36
3                      3          970,391.60      2.02      762     6.277    65.86     65.86     5.01    39.56    66.10        0.00
4                      5        1,682,280.28      3.49      746     6.330    70.84     70.84    25.77    18.56    12.44        0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:               154       48,144,617.14    100.00      745     6.305    69.48     74.31    11.34    38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Number of Units      %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
1                     41.27         2.09          2.57           0.00
2                     56.66         0.00          0.00           0.00
3                    100.00         0.00          0.00           0.00
4                     61.79         0.00          0.00           0.00
---------------------------------------------------------------------
Total:                44.60         1.78          2.19           0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Product Type         Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
15 YEAR FIXED          8        4,208,162.02      8.74      772     6.000    64.00     64.00    15.53    37.26    25.28        4.19
20 YEAR FIXED          3          505,291.99      1.05      744     6.425    72.42     72.42     0.00    37.76   100.00      100.00
30 YEAR FIXED        132       39,871,860.31     82.82      745     6.334    69.78     74.64    12.05    38.54    32.18       45.83
FIXED BALLOON 40/30   11        3,559,302.83      7.39      719     6.328    72.26     82.97     0.00    38.27    28.53       21.76
------------------------------------------------------------------------------------------------------------------------------------
Total:               154       48,144,617.14    100.00      745     6.305    69.48     74.31    11.34    38.40    32.02       40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Product Type         %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
15 YEAR FIXED         0.00           0.81         0.81           0.00
20 YEAR FIXED         0.00          70.95         0.00           0.00
30 YEAR FIXED        53.85           1.17         2.56           0.00
FIXED BALLOON 40/30   0.00           0.00         0.00           0.00
---------------------------------------------------------------------
Total:               44.60           1.78         2.19           0.00
---------------------------------------------------------------------


--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:34                    Page 4 0f 5

                   GSAA 07-10 - As of 10/1/07 Track 1 - 6.00%
                                   All records


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Originator           Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
GREENPOINT            12      2,066,618.42       4.29      708      6.184    74.15     74.15    36.39    37.44   40.02       100.00
GS CONDUIT            19      2,399,607.58       4.98      718      6.514    71.91     74.71    40.21    39.03   58.87        96.57
WELLS FARGO          123     43,678,391.15      90.72      748      6.299    69.13     74.29     8.57    38.41   30.17        35.14
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34    38.40   32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Originator           %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
GREENPOINT           49.89           0.00         32.37          0.00
GS CONDUIT           22.30          35.77         16.01          0.00
WELLS FARGO          45.57           0.00          0.00          0.00
---------------------------------------------------------------------
Total:               44.60           1.78          2.19          0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
Servicer             Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
AVELO                 19      2,399,607.58       4.98      718      6.514    71.91     74.71    40.21    39.03   58.87        96.57
GREENPOINT            12      2,066,618.42       4.29      708      6.184    74.15     74.15    36.39    37.44   40.02       100.00
WELLS FARGO          123     43,678,391.15      90.72      748      6.299    69.13     74.29     8.57    38.41   30.17        35.14
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34    38.40   32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
Servicer             %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
AVELO                22.30          35.77         16.01          0.00
GREENPOINT           49.89           0.00         32.37          0.00
WELLS FARGO          45.57           0.00          0.00          0.00
---------------------------------------------------------------------
Total:               44.60           1.78          2.19          0.00
---------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               % Full
BALLOON FLAG         Count       Balance      Percent     FICO      GWAC     OLTV     CLTV       Doc    DTI    %Cashout    %OwnerOcc
------------------------------------------------------------------------------------------------------------------------------------
N                    143     44,585,314.31      92.61      747      6.303    69.26     73.61    12.24    38.40   32.30        42.52
Y                     11      3,559,302.83       7.39      719      6.328    72.26     82.97     0.00    38.27   28.53        21.76
------------------------------------------------------------------------------------------------------------------------------------
Total:               154     48,144,617.14     100.00      745      6.305    69.48     74.31    11.34    38.40   32.02        40.98
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
BALLOON FLAG         %IO         %PP         %OLTV > 80   %FICO < 620
---------------------------------------------------------------------
N                    48.16          1.93          2.36           0.00
Y                     0.00          0.00          0.00           0.00
---------------------------------------------------------------------
Total:               44.60          1.78          2.19           0.00
---------------------------------------------------------------------

--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:34                    Page 5 0f 5

                  GSAA 07-10 - As of 10/1/07   Track 2 - 6.50%
                                  All records
================================================================================

--------------------------------------------------------------------------------
Stats
--------------------------------------------------------------------------------
Count:  377
Schedule Balance:  $122,082,696.98
AverageSched Bal:  $323,826.78
Maximum PBAL2:  $1,543,000.00
GrossWAC:  7.190
NetWAC:  6.905
OTERM:  355
RTERM:  351
ATERM:  362
AGE:  3
DTI:  39.534
Original LTV:  75.270
Combined LTV (Incl. Silent 2nds):  79.884
FICO:  719.289
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current Rate        Count         Balance  Percent  FICO   GWAC   OLTV   CLTV  %FullDoc    DTI  %Cashout  %OwnerOcc     %IO
----------------------------------------------------------------------------------------------------------------------------
6.001 - 6.500          75   14,684,573.05    12.03   739  6.469  71.77  78.71     16.94  38.82     30.91      50.13   45.94
6.501 - 7.000         131   49,451,151.44    40.51   726  6.813  71.88  76.77      6.61  38.94     35.83      51.67   33.05
7.001 - 7.500          73   28,012,776.39    22.95   713  7.274  76.56  81.15     16.76  40.72     38.51      76.50   32.92
7.501 - 8.000          46   15,385,130.98    12.60   696  7.738  78.41  82.79     18.49  41.20     45.98      74.79   36.56
8.001 - 8.500          33   10,198,604.76     8.35   710  8.247  83.69  84.79      9.57  39.75     44.72      43.89   49.19
8.501 - 9.000          15    3,050,118.25     2.50   705  8.747  84.90  88.95      4.92  38.67     74.39      57.95    4.92
9.001 - 9.500           4    1,300,342.11     1.07   733  9.380  90.00  90.00      0.00  23.45      0.00       0.00   47.96
----------------------------------------------------------------------------------------------------------------------------
Total:                377  122,082,696.98   100.00   719  7.190  75.27  79.88     11.81  39.53     38.46      59.05   35.82
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------
Current Rate            %PP  %OLTV > 80  %FICO < 620
----------------------------------------------------
6.001 - 6.500          2.93        0.00         0.00
6.501 - 7.000          8.40        3.69         0.00
7.001 - 7.500          7.46        9.51         0.00
7.501 - 8.000          6.65       11.11         2.20
8.001 - 8.500         12.65       41.25         0.00
8.501 - 9.000          3.36       48.97         0.00
9.001 - 9.500          0.00      100.00         0.00
----------------------------------------------------
Total:                 7.45       10.81         0.28
----------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Scheduled Balance                 Count         Balance  Percent  FICO   GWAC   OLTV   CLTV  %FullDoc    DTI  %Cashout  %OwnerOcc
----------------------------------------------------------------------------------------------------------------------------------
<= 50,000.00                          1       48,513.29     0.04   650  8.625  90.00  90.00      0.00  25.81    100.00     100.00
50,000.01 - 75,000.00                 9      584,787.44     0.48   689  7.468  63.85  63.85     18.42  37.36     56.34      45.01
75,000.01 - 100,000.00               12    1,026,721.13     0.84   720  7.614  73.81  74.78     30.21  41.19     57.57      30.85
100,000.01 - 125,000.00              21    2,253,020.97     1.85   709  7.784  77.14  77.63     10.93  39.87     57.87      45.87
125,000.01 - 150,000.00              21    2,383,509.15     1.95   722  7.509  77.90  79.88     30.75  37.35     50.22      54.45
150,000.01 - 200,000.00              37    5,882,630.18     4.82   719  7.286  76.99  81.48     18.47  37.16     37.29      81.57
200,000.01 - 250,000.00              39    8,112,058.93     6.64   706  7.219  75.28  81.64      9.86  39.76     37.83      72.18
250,000.01 - 300,000.00              37    9,519,505.23     7.80   702  7.512  81.44  88.19      1.95  41.51     44.90      82.64
300,000.01 - 350,000.00              25    5,863,750.37     4.80   707  7.058  79.11  89.72      2.65  43.09     24.58      71.55
350,000.01 - 400,000.00              22    6,084,518.78     4.98   717  7.062  76.79  85.66      6.52  43.66     45.47      67.44
400,000.01 - 450,000.00              20    8,380,017.70     6.86   729  7.231  80.44  84.41     11.97  41.40     36.46      57.26
450,000.01 - 500,000.00              31   11,436,849.68     9.37   718  7.228  75.14  78.68     12.27  38.72     38.61      46.35
500,000.01 - 550,000.00              27   11,405,378.26     9.34   722  7.142  74.00  79.43     22.78  38.45     44.11      63.68
550,000.01 - 600,000.00              15    7,215,085.17     5.91   731  7.073  71.57  74.07      0.00  39.27     53.29      35.81
600,000.01 - 650,000.00              18   10,715,541.99     8.78   722  7.431  79.91  85.96     17.51  42.06     26.13      47.18
650,000.01 - 700,000.00              11    5,597,944.10     4.59   710  6.866  70.72  74.98     17.95  40.28     39.72      41.73
700,000.01 - 750,000.00               7    2,896,029.78     2.37   731  6.947  77.75  82.62      0.00  40.89     44.64      49.21
750,000.01 - 800,000.00               1      780,000.00     0.64   703  6.875  80.00  80.00      0.00  39.00      0.00     100.00
800,000.01 - 850,000.00               1      839,000.00     0.69   772  6.875  80.00  95.00      0.00  39.81      0.00     100.00
850,000.01 - 900,000.00               4    3,055,221.26     2.50   702  6.860  75.60  76.52     14.19  28.49     28.03      85.81
950,000.01 - 1,000,000.00             6    4,436,492.50     3.63   718  6.848  66.63  69.30      0.00  38.23     22.47      60.97
1,100,000.01 - 1,200,000.00           3    2,246,086.48     1.84   729  7.216  69.56  70.79     49.76  33.84     49.76      49.76
1,300,000.01 - 1,400,000.00           3    3,999,527.56     3.28   754  7.245  66.48  69.35      0.00  42.96     67.22      65.99
1,400,000.01 - 1,500,000.00           3    4,313,930.13     3.53   709  6.998  66.05  66.05      0.00  35.92     32.79      65.92
1,500,000.01 - 1,600,000.00           1    1,543,000.00     1.26   749  7.250  79.13  79.13      0.00  44.73      0.00       0.00
1,900,000.01 - 2,000,000.00           2    1,463,576.92     1.20   768  6.457  58.66  58.66     65.84  27.41      0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
Total:                              377  122,082,696.98   100.00   719  7.190  75.27  79.88     11.81  39.53     38.46      59.05
----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
Scheduled Balance                    %IO     %PP  %OLTV > 80  %FICO < 620
-------------------------------------------------------------------------
<= 50,000.00                        0.00    0.00      100.00         0.00
50,000.01 - 75,000.00               9.17    0.00        9.25         0.00
75,000.01 - 100,000.00              9.74   23.67       15.50         0.00
100,000.01 - 125,000.00             8.46   27.71       19.99         0.00
125,000.01 - 150,000.00            24.96   22.96       28.64         0.00
150,000.01 - 200,000.00            11.86   17.12       25.95         0.00
200,000.01 - 250,000.00            13.63   24.58       10.54         0.00
250,000.01 - 300,000.00            17.91   15.10       36.46         0.00
300,000.01 - 350,000.00            29.67   10.99        5.23         5.77
350,000.01 - 400,000.00            52.75    6.18       12.36         0.00
400,000.01 - 450,000.00            52.96    0.00       36.34         0.00
450,000.01 - 500,000.00            58.32    5.42        0.00         0.00
500,000.01 - 550,000.00            27.76    4.45        0.00         0.00
550,000.01 - 600,000.00            47.92    0.00        0.00         0.00
600,000.01 - 650,000.00            38.33    0.00       17.28         0.00
650,000.01 - 700,000.00            58.35    5.54        0.00         0.00
700,000.01 - 750,000.00            50.62    0.00        0.00         0.00
750,000.01 - 800,000.00           100.00  100.00        0.00         0.00
800,000.01 - 850,000.00             0.00    0.00        0.00         0.00
850,000.01 - 900,000.00             0.00    0.00        0.00         0.00
950,000.01 - 1,000,000.00          71.91    0.00        0.00         0.00
1,100,000.01 - 1,200,000.00        12.30    0.00        0.00         0.00
1,300,000.01 - 1,400,000.00         0.00    0.00        0.00         0.00
1,400,000.01 - 1,500,000.00        34.08    0.00        0.00         0.00
1,500,000.01 - 1,600,000.00       100.00    0.00        0.00         0.00
1,900,000.01 - 2,000,000.00        34.16    0.00        0.00         0.00
-------------------------------------------------------------------------
Total:                             35.82    7.45       10.81         0.28
-------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Original Term                     Count         Balance  Percent  FICO   GWAC   OLTV   CLTV  %FullDoc    DTI  %Cashout  %OwnerOcc
----------------------------------------------------------------------------------------------------------------------------------
180                                  13    3,174,516.89     2.60   698  7.174  79.74  79.74      8.41  44.15     29.66      15.67
240                                   5      744,445.76     0.61   729  6.910  58.62  58.62      0.00  35.22     75.24     100.00
360                                 359  118,163,734.33    96.79   720  7.192  75.26  80.02     11.98  39.48     38.46      59.96
----------------------------------------------------------------------------------------------------------------------------------
Total:                              377  122,082,696.98   100.00   719  7.190  75.27  79.88     11.81  39.53     38.46      59.05
----------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------
Original Term                       %IO     %PP  %OLTV > 80   %FICO < 620
-------------------------------------------------------------------------
180                                0.00   13.96       16.33          0.00
240                                0.00   16.05        0.00          0.00
360                               37.00    7.22       10.73          0.29
-------------------------------------------------------------------------
Total:                            35.82    7.45       10.81          0.28
-------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:36                    Page 1 of 5

                  GSAA 07-10 - As of 10/1/07   Track 2 - 6.50%
                                   All records
================================================================================

-------------------------------------------------------------------------------------------------------------------------------
RemTerm                        Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
-------------------------------------------------------------------------------------------------------------------------------
120.001 - 180.000                 13   3,174,516.89     2.60      698     7.174    79.74   79.74       8.41   44.15    29.66
180.001 - 240.000                  5     744,445.76     0.61      729     6.910    58.62   58.62       0.00   35.22    75.24
300.001 - 360.000                359 118,163,734.33    96.79      720     7.192    75.26   80.02      11.98   39.48    38.46
-------------------------------------------------------------------------------------------------------------------------------
Total:                           377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
-------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
RemTerm                        %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
----------------------------------------------------------------------------------
120.001 - 180.000                  15.67    0.00  13.96       16.33          0.00
180.001 - 240.000                 100.00    0.00  16.05        0.00          0.00
300.001 - 360.000                  59.96   37.00   7.22       10.73          0.29
----------------------------------------------------------------------------------
Total:                             59.05   35.82   7.45       10.81          0.28
----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Age                            Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
------------------------------------------------------------------------------------------------------------------------------
<= 0                               1     160,000.00     0.13      779     7.500    65.31   65.31     100.00   43.02   100.00
1 - 2                            103  32,384,489.28    26.53      702     7.352    76.70   77.56      20.22   39.78    54.28
3 - 4                            219  73,473,735.05    60.18      726     7.160    74.96   81.13       8.23   39.67    36.13
5 - 6                             49  14,707,804.31    12.05      728     6.975    73.35   78.40      11.31   38.04    15.11
7 - 8                              4   1,251,699.08     1.03      674     7.178    79.89   86.31       0.00   42.04    27.03
9 >=                               1     104,969.26     0.09      717     7.750    80.00   80.00       0.00   52.60   100.00
------------------------------------------------------------------------------------------------------------------------------
Total:                           377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
Age                             %OwnerOcc      %IO    %PP  %OLTV > 80    %FICO < 620
------------------------------------------------------------------------------------
<= 0                               100.00   100.00   0.00        0.00           0.00
1 - 2                               86.78    26.75  26.44       24.60           0.00
3 - 4                               51.09    35.52   0.72        6.99           0.00
5 - 6                               37.71    59.89   0.00        0.67           0.00
7 - 8                               59.04     0.00   0.00        0.00          27.03
9 >=                                 0.00     0.00   0.00        0.00           0.00
------------------------------------------------------------------------------------
Total:                              59.05    35.82   7.45       10.81           0.28
------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
States                         Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
------------------------------------------------------------------------------------------------------------------------------
CA                                72  29,585,653.58    24.23      736     7.044    72.75   78.55       4.60   38.90    33.49
NY                                46  16,856,005.43    13.81      722     7.116    76.34   82.34      14.95   38.39    19.10
FL                                38  11,671,181.63     9.56      699     7.167    75.97   78.00       9.41   40.41    50.00
MD                                21   7,635,477.95     6.25      705     7.163    78.59   82.15      20.79   39.06    56.51
CO                                11   3,100,684.77     2.54      755     6.837    67.24   77.55       4.77   39.87    17.83
OR                                12   4,133,906.81     3.39      728     7.575    79.80   80.40      15.17   39.47    30.77
TX                                12   4,626,171.25     3.79      716     7.382    73.20   76.61      26.14   37.68    64.82
VA                                12   4,092,090.31     3.35      708     7.156    68.49   76.23       0.85   41.84    43.08
WA                                15   3,121,987.14     2.56      711     7.391    75.94   78.23       1.05   41.53    43.82
NC                                 9   3,985,489.91     3.26      751     7.170    81.62   86.54       2.51   43.17     2.63
Other                            129  33,274,048.23    27.26      708     7.316    76.45   80.38      17.14   40.04    46.92
------------------------------------------------------------------------------------------------------------------------------
Total:                           377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
States                         %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
----------------------------------------------------------------------------------
CA                                 46.66   47.07   0.00        5.01          0.00
NY                                 56.87   42.45   0.00        7.84          2.01
FL                                 55.55   31.51  32.29        9.56          0.00
MD                                 94.83   20.99   1.57       31.43          0.00
CO                                 37.73   25.80   0.00        8.16          0.00
OR                                 33.50   44.17   0.00       21.67          0.00
TX                                 85.01   30.56   0.00        0.00          0.00
VA                                 83.01   17.01  14.25        0.00          0.00
WA                                 40.94   63.03  18.32        9.51          0.00
NC                                 43.85   64.02   0.00       15.25          0.00
Other                              66.32   24.37  12.16       14.51          0.00
----------------------------------------------------------------------------------
Total:                             59.05   35.82   7.45       10.81          0.28
----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Original LTV                   Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
------------------------------------------------------------------------------------------------------------------------------
0.001 - 50.000                    14   2,528,990.97     2.07      744     6.726    39.26   39.26      12.72   35.55    47.90
50.001 - 60.000                   16   5,323,331.59     4.36      745     6.657    56.03   56.61       0.00   38.09    37.18
60.001 - 70.000                   68  30,106,894.26    24.66      725     6.939    67.15   69.07      13.19   37.59    51.22
70.001 - 75.000                   41  13,750,548.34    11.26      716     7.034    74.38   78.92       9.64   38.61    44.23
75.001 - 80.000                  186  57,171,140.64    46.83      714     7.242    79.76   87.45       8.31   40.97    31.18
80.001 - 85.000                   11   2,412,175.22     1.98      708     7.479    84.76   84.76      38.07   43.36    41.57
85.001 - 90.000                   29   8,082,382.33     6.62      713     8.265    89.19   89.19      20.51   38.17    37.52
90.001 - 95.000                    5   1,565,794.23     1.28      740     7.725    95.00   95.00      43.21   39.91    25.34
95.001 - 100.000                   7   1,141,439.39     0.93      723     7.600    99.43   99.43      69.86   38.24     0.00
------------------------------------------------------------------------------------------------------------------------------
Total:                           377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Original LTV                %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
-------------------------------------------------------------------------------
0.001 - 50.000                  53.89   25.90   9.08        0.00          0.00
50.001 - 60.000                 27.96   68.36   1.56        0.00          0.00
60.001 - 70.000                 41.53   41.71   4.69        0.00          0.00
70.001 - 75.000                 49.69   26.42   2.48        0.00          0.00
75.001 - 80.000                 69.98   32.98   8.50        0.00          0.59
80.001 - 85.000                100.00    0.00  13.46      100.00          0.00
85.001 - 90.000                 59.08   44.56  15.51      100.00          0.00
90.001 - 95.000                100.00   36.88  17.87      100.00          0.00
95.001 - 100.000               100.00   18.40  27.17      100.00          0.00
-------------------------------------------------------------------------------
Total:                          59.05   35.82   7.45       10.81          0.28
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Combined LTV (Incl. Silent     Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
2nds)
------------------------------------------------------------------------------------------------------------------------------
0.001 - 50.000                    14   2,528,990.97     2.07      744     6.726    39.26   39.26      12.72   35.55    47.90
50.001 - 60.000                   15   5,123,331.93     4.20      748     6.663    55.89   55.89       0.00   38.09    34.72
60.001 - 70.000                   61  25,420,598.99    20.82      729     6.918    66.87   66.87      12.89   37.06    59.28
70.001 - 75.000                   33  10,818,557.36     8.86      713     6.998    73.76   74.30       7.51   37.04    50.82
75.001 - 80.000                   95  32,431,080.90    26.56      705     7.398    78.49   79.58      11.40   40.59    48.08
80.001 - 85.000                   12   3,287,707.87     2.69      702     7.285    83.49   84.34      27.93   38.90    30.50
85.001 - 90.000                   55  18,468,587.14    15.13      711     7.626    83.02   89.40      12.01   40.50    25.77
90.001 - 95.000                   20   8,483,616.17     6.95      741     7.227    81.75   94.72      22.08   41.47     4.68
95.001 - 100.000                  72  15,520,225.65    12.71      725     7.022    81.11   99.90       8.41   41.41    10.56
------------------------------------------------------------------------------------------------------------------------------
Total:                           377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
Combined LTV (Incl. Silent      %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
2nds)
-----------------------------------------------------------------------------------
0.001 - 50.000                      53.89   25.90   9.08        0.00          0.00
50.001 - 60.000                     25.15   67.13   1.62        0.00          0.00
60.001 - 70.000                     37.12   43.17   5.55        0.00          0.00
70.001 - 75.000                     40.91   26.75   3.15        0.00          0.00
75.001 - 80.000                     48.86   40.13  14.02        0.00          0.00
80.001 - 85.000                    100.00    0.00   9.87       73.37          0.00
85.001 - 90.000                     67.35   47.93   8.47       43.76          1.83
90.001 - 95.000                    100.00   14.37   3.30       18.46          0.00
95.001 - 100.000                   100.00   17.26   2.00        7.35          0.00
-----------------------------------------------------------------------------------
Total:                              59.05   35.82   7.45       10.81          0.28
-----------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:36                    Page 2 of 5

                  GSAA 07-10 - As of 10/1/07   Track 2 - 6.50%
                                   All records
================================================================================

---------------------------------------------------------------------------------------------------------------------------------
Lien                             Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
---------------------------------------------------------------------------------------------------------------------------------
1                                  377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
---------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
Lien                           %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
---------------------------------------------------------------------------------
1                                  59.05   35.82   7.45       10.81          0.28
---------------------------------------------------------------------------------
Total:                             59.05   35.82   7.45       10.81          0.28
---------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
FICO                             Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
<= 619.999                           1     338,287.31     0.28      576     7.750    80.00   90.00       0.00   44.53   100.00
640.000 - 659.999                   23   7,710,158.98     6.32      651     7.426    75.77   76.37      14.58   39.98    60.63
660.000 - 679.999                   37  10,980,315.25     8.99      670     7.489    76.59   78.83      18.34   38.56    57.57
680.000 - 699.999                   74  22,682,855.73    18.58      689     7.164    76.63   81.60       7.59   39.17    51.52
700.000 - 719.999                   72  25,425,701.68    20.83      708     7.346    75.15   80.47       6.79   41.26    42.93
720.000 - 739.999                   58  17,611,288.54    14.43      730     7.064    75.39   82.34      10.48   39.94    23.75
740.000 - 759.999                   40  13,011,148.92    10.66      750     7.036    76.07   82.14       7.28   41.24    23.99
760.000 - 779.999                   36  11,486,726.28     9.41      769     7.113    76.44   80.31      25.37   35.79    10.61
780.000 - 799.999                   23   9,935,376.26     8.14      788     6.875    70.04   71.70      10.04   38.41    36.01
800.000 - 819.999                   13   2,900,838.03     2.38      805     7.020    67.81   74.82      39.02   38.63    31.52
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
FICO                            %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
----------------------------------------------------------------------------------
<= 619.999                         100.00    0.00   0.00        0.00        100.00
640.000 - 659.999                  100.00   34.19  21.31       20.70          0.00
660.000 - 679.999                   85.82   19.17  14.44       19.80          0.00
680.000 - 699.999                   61.19   27.36   6.18        5.24          0.00
700.000 - 719.999                   60.17   42.23   6.39        8.77          0.00
720.000 - 739.999                   53.46   49.40   4.55       12.49          0.00
740.000 - 759.999                   37.37   42.11   5.82        1.43          0.00
760.000 - 779.999                   50.96   31.28   8.04       23.28          0.00
780.000 - 799.999                   37.62   37.17   3.57        4.30          0.00
800.000 - 819.999                   54.12   19.93   0.00       18.20          0.00
----------------------------------------------------------------------------------
Total:                              59.05   35.82   7.45       10.81          0.28
----------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
PMI                              Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
LTV <= 80                          325 108,880,905.80    89.19      720     7.091    73.49   78.66       9.53   39.51    39.05
LTV > 80 Has LPMI                   39   9,331,554.02     7.64      710     8.117    89.92   89.92      43.40   40.18    36.58
LTV > 80 Has MI                     13   3,870,237.15     3.17      730     7.717    90.03   90.03       0.00   38.33    26.33
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
PMI                             %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
----------------------------------------------------------------------------------
LTV <= 80                           57.12   36.13   6.36        0.00          0.31
LTV > 80 Has LPMI                   76.47   23.35  23.23      100.00          0.00
LTV > 80 Has MI                     71.29   57.09   0.00      100.00          0.00
----------------------------------------------------------------------------------
Total:                              59.05   35.82   7.45       10.81          0.28
----------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
Property Type                    Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
2 FAMILY                            28  11,652,454.06     9.54      735     7.213    72.29   75.13       5.65   39.06    27.24
3 FAMILY                            13   5,150,505.52     4.22      734     7.170    70.51   70.70       4.77   37.35    33.15
4 FAMILY                            16   3,908,348.10     3.20      722     7.425    76.57   76.57      11.09   39.73    57.33
CONDO                               40  11,982,681.46     9.82      722     7.053    74.98   81.67      17.80   38.91    26.41
PUD                                 19   7,437,151.46     6.09      732     7.401    76.87   79.26       3.96   40.91    38.40
SINGLE FAMILY                      261  81,951,556.39    67.13      714     7.177    75.83   81.09      13.00   39.75    41.25
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
Property Type                    %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
-----------------------------------------------------------------------------------
2 FAMILY                             19.04   50.55   2.92        2.16          0.00
3 FAMILY                              0.00   86.06   0.00        0.00          0.00
4 FAMILY                              0.00   25.88   0.00        0.00          0.00
CONDO                                39.45   21.06   3.79        7.24          0.00
PUD                                  76.74   38.36  14.19       28.94          0.00
SINGLE FAMILY                        72.53   32.97   8.83       12.12          0.41
-----------------------------------------------------------------------------------
Total:                               59.05   35.82   7.45       10.81          0.28
-----------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Occupancy Code                   Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
-------------------------------------------------------------------------------------------------------------------------------
INVESTOR                           120  38,614,853.48    31.63      732     7.317    73.65   74.07      12.04   38.27    43.25
OWNER OCCUPIED                     231  72,089,208.29    59.05      710     7.201    76.98   84.11      12.22   40.65    38.95
SECOND HOME                         26  11,378,635.21     9.32      738     6.688    69.93   72.83       8.47   36.46    19.07
-------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Occupancy Code                %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
--------------------------------------------------------------------------------
INVESTOR                           0.00   53.07   1.37        8.56          0.00
OWNER OCCUPIED                   100.00   26.97  11.87       13.73          0.47
SECOND HOME                        0.00   33.36   0.00        0.00          0.00
--------------------------------------------------------------------------------
Total:                            59.05   35.82   7.45       10.81          0.28
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
Purpose                          Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
CASHOUT REFI                       152  46,950,527.90    38.46      705     7.262    73.43   74.67      10.34   40.29   100.00
PURCHASE                           151  48,650,384.92    39.85      733     7.195    77.81   85.27      14.71   39.17     0.00
RATE/TERM REFI                      74  26,481,784.16    21.69      720     7.050    73.88   79.23       9.09   39.06     0.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
Purpose                         %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
----------------------------------------------------------------------------------
CASHOUT REFI                        59.80   33.61  10.68        9.44          0.72
PURCHASE                            56.72   36.39   4.04       12.29          0.00
RATE/TERM REFI                      62.00   38.67   7.97       10.54          0.00
----------------------------------------------------------------------------------
Total:                              59.05   35.82   7.45       10.81          0.28
----------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
Documentation Type               Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
FULL DOC                            51  14,421,661.45    11.81      728     7.197    78.14   81.13     100.00   40.89    33.67
NO DOC                              27   9,532,526.21     7.81      716     7.583    74.98   75.30       0.00    0.00    42.68
NO RATIO                            59  16,822,746.92    13.78      713     7.319    76.66   78.46       0.00    0.00    56.10
SISA                                73  20,111,327.52    16.47      727     7.156    77.21   87.23       0.00   40.01    17.50
SIVA                               167  61,194,434.88    50.13      717     7.102    73.62   78.28       0.00   39.06    40.97
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Documentation Type            %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
--------------------------------------------------------------------------------
FULL DOC                          61.09   24.35  13.14       28.08          0.00
NO DOC                            60.55   48.47   2.89       26.17          0.00
NO RATIO                          50.88   30.94  16.17        9.91          0.00
SISA                              70.58   43.51   2.79        5.53          0.00
SIVA                              56.79   35.36   5.94        6.34          0.55
--------------------------------------------------------------------------------
Total:                            59.05   35.82   7.45       10.81          0.28
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or
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or legal advice; such matters should be discussed with your advisors and or
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disclose any and all aspects of this material that are necessary to support any
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approved by Goldman Sachs International, which is regulated by The Financial
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and by Goldman Sachs Canada in connection with its distribution in Canada.
Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:36                    Page 3 of 5

                  GSAA 07-10 - As of 10/1/07   Track 2 - 6.50%
                                   All records
================================================================================

--------------------------------------------------------------------------------------------------------------------------------
Interest Only                    Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
N                                  263  78,356,341.94    64.18      717     7.199    75.70   81.18      13.92   40.18    39.78
Y                                  114  43,726,355.03    35.82      723     7.173    74.49   77.55       8.03   38.36    36.09
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
Interest Only                    %OwnerOcc       %IO   %PP  %OLTV > 80    %FICO < 620
-------------------------------------------------------------------------------------
N                                    67.19      0.00  7.48       11.25           0.43
Y                                    44.46    100.00  7.38       10.04           0.00
-------------------------------------------------------------------------------------
Total:                               59.05     35.82  7.45       10.81           0.28
-------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
Interest Only Term               Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
0.000                              263  78,356,341.94    64.18      717     7.199    75.70   81.18      13.92   40.18    39.78
120.000                            106  39,770,517.35    32.58      721     7.211    75.54   78.74       8.58   38.42    36.98
180.000                              8   3,955,837.69     3.24      739     6.797    63.96   65.66       2.53   37.90    27.18
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
Interest Only Term               %OwnerOcc       %IO   %PP  %OLTV > 80    %FICO < 620
-------------------------------------------------------------------------------------
0.000                                67.19      0.00  7.48       11.25           0.43
120.000                              48.05    100.00  8.12       11.04           0.00
180.000                               8.31    100.00  0.00        0.00           0.00
-------------------------------------------------------------------------------------
Total:                               59.05     35.82  7.45       10.81           0.28
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Silent                           Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
-------------------------------------------------------------------------------------------------------------------------------
N                                  263  85,386,310.08    69.94      719     7.250    74.17   74.17      13.42   38.77    50.81
Y                                  114  36,696,386.89    30.06      720     7.050    77.84   93.18       8.07   40.90     9.72
-------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
-------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
Silent                           %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
------------------------------------------------------------------------------------
N                                    46.07   39.74  10.28       15.46          0.00
Y                                    89.25   26.69   0.85        0.00          0.92
------------------------------------------------------------------------------------
Total:                               59.05   35.82   7.45       10.81          0.28
------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Prepay Flag                      Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
-------------------------------------------------------------------------------------------------------------------------------
N                                  336 112,993,096.19    92.55      721     7.184    74.97   79.93      11.09   39.48    37.12
Y                                   41   9,089,600.79     7.45      702     7.258    78.97   79.31      20.85   40.29    55.15
-------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
-------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
Prepay Flag                     %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
-----------------------------------------------------------------------------------
N                                   56.22   35.84   0.00        9.76          0.30
Y                                   94.17   35.52 100.00       23.85          0.00
-----------------------------------------------------------------------------------
Total:                              59.05   35.82   7.45       10.81          0.28
-----------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
Prepay Term                      Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
0                                  336 112,993,096.19    92.55      721     7.184    74.97   79.93      11.09   39.48    37.12
24                                   1     103,922.82     0.09      678     7.500    80.00   80.00       0.00    0.00     0.00
36                                  40   8,985,677.97     7.36      702     7.256    78.95   79.30      21.09   40.29    55.78
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------
Prepay Term                    %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
----------------------------------------------------------------------------------
0                                  56.22   35.84   0.00        9.76          0.30
24                                100.00    0.00 100.00        0.00          0.00
36                                 94.11   35.93 100.00       24.13          0.00
----------------------------------------------------------------------------------
Total:                             59.05   35.82   7.45       10.81          0.28
----------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
DTI                              Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
<= 0.000                            86  26,355,273.13    21.59      714     7.415    76.05   77.31       0.00    0.00    51.25
10.001 - 20.000                      3     598,663.60     0.49      755     6.670    71.31   75.93       0.00   17.22    20.64
20.001 - 30.000                     28   9,007,332.93     7.38      740     7.064    73.45   74.45      24.39   25.77    32.34
30.001 - 40.000                    101  37,318,971.57    30.57      720     7.116    74.01   79.35       6.89   36.05    31.25
40.001 - 50.000                    156  48,388,861.06    39.64      718     7.152    76.13   82.72      19.31   44.94    38.52
50.001 - 60.000                      3     413,594.69     0.34      721     7.395    83.56   83.56      74.62   54.10    25.38
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
DTI                               %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
-------------------------------------------------------------------------------------
<= 0.000                              54.38   37.28  11.36       15.79          0.00
10.001 - 20.000                        0.00   46.14   0.00        0.00          0.00
20.001 - 30.000                       27.47   46.22   5.60       12.56          0.00
30.001 - 40.000                       60.32   38.90   6.95        7.02          0.00
40.001 - 50.000                       67.28   30.89   5.75       10.48          0.70
50.001 - 60.000                       52.42    0.00  52.42       52.42          0.00
-------------------------------------------------------------------------------------
Total:                                59.05   35.82   7.45       10.81          0.28
-------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
Conforming                       Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
CONFORMING                         235  46,406,117.21    38.01      710     7.332    77.83   83.73       9.64   40.77    41.67
NON CONFORMING                     142  75,676,579.77    61.99      725     7.103    73.70   77.52      13.14   38.81    36.49
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Conforming                       %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
------------------------------------------------------------------------------------
CONFORMING                           65.89   27.05  14.81       17.90          0.73
NON CONFORMING                       54.85   41.20   2.93        6.47          0.00
------------------------------------------------------------------------------------
Total:                               59.05   35.82   7.45       10.81          0.28
------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
Number of Units                  Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
--------------------------------------------------------------------------------------------------------------------------------
1                                  320 101,371,389.30    83.04      717     7.179    75.80   81.02      12.91   39.72    39.29
2                                   28  11,652,454.06     9.54      735     7.213    72.29   75.13       5.65   39.06    27.24
3                                   13   5,150,505.52     4.22      734     7.170    70.51   70.70       4.77   37.35    33.15
4                                   16   3,908,348.10     3.20      722     7.425    76.57   76.57      11.09   39.73    57.33
--------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
Number of Units            %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
------------------------------------------------------------------------------
1                              68.92   31.95   8.63       12.78          0.33
2                              19.04   50.55   2.92        2.16          0.00
3                               0.00   86.06   0.00        0.00          0.00
4                               0.00   25.88   0.00        0.00          0.00
------------------------------------------------------------------------------
Total:                         59.05   35.82   7.45       10.81          0.28
------------------------------------------------------------------------------




--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:36                    Page 4 of 5

                  GSAA 07-10 - As of 10/1/07   Track 2 - 6.50%
                                   All records
================================================================================

-------------------------------------------------------------------------------------------------------------------------------
Product Type                     Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
-------------------------------------------------------------------------------------------------------------------------------
15 YEAR FIXED                       11   2,299,017.67     1.88      706     7.090    80.00   80.00      11.61   41.37    13.82
20 YEAR FIXED                        5     744,445.76     0.61      729     6.910    58.62   58.62       0.00   35.22    75.24
30 YEAR FIXED                      335 110,427,021.31    90.45      720     7.191    75.04   79.63      11.38   39.24    38.68
FIXED BALLOON 30/15                  2     875,499.22     0.72      676     7.395    79.07   79.07       0.00   49.73    71.27
FIXED BALLOON 40/30                 24   7,736,713.02     6.34      720     7.210    78.29   85.56      20.57   42.99    35.41
-------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
-------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
Product Type                   %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
---------------------------------------------------------------------------------
15 YEAR FIXED                      21.63    0.00  19.28       11.61          0.00
20 YEAR FIXED                     100.00    0.00  16.05        0.00          0.00
30 YEAR FIXED                      58.15   39.60   7.55        9.71          0.31
FIXED BALLOON 30/15                 0.00    0.00   0.00       28.73          0.00
FIXED BALLOON 40/30                85.76    0.00   2.46       25.40          0.00
---------------------------------------------------------------------------------
Total:                             59.05   35.82   7.45       10.81          0.28
---------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Originator                       Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
-------------------------------------------------------------------------------------------------------------------------------
GREENPOINT                          78  34,573,038.91    28.32      709     7.564    76.68   80.37      13.65   38.84    38.87
GS CONDUIT                          94  21,759,229.49    17.82      702     7.294    76.82   77.11      22.35   41.39    64.07
WELLS FARGO                        205  65,750,428.58    53.86      730     6.958    74.01   80.55       7.36   39.40    29.76
-------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Originator                     %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
---------------------------------------------------------------------------------
GREENPOINT                         76.70   35.04   0.00       20.02          0.98
GS CONDUIT                         89.81   22.51  41.77       28.87          0.00
WELLS FARGO                        39.59   40.63   0.00        0.00          0.00
---------------------------------------------------------------------------------
Total:                             59.05   35.82   7.45       10.81          0.28
---------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Servicer                         Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
-------------------------------------------------------------------------------------------------------------------------------
AVELO                               94  21,759,229.49    17.82      702     7.294    76.82   77.11      22.35   41.39    64.07
GREENPOINT                          78  34,573,038.91    28.32      709     7.564    76.68   80.37      13.65   38.84    38.87
WELLS FARGO                        205  65,750,428.58    53.86      730     6.958    74.01   80.55       7.36   39.40    29.76
-------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Servicer                       %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
---------------------------------------------------------------------------------
AVELO                              89.81   22.51  41.77       28.87          0.00
GREENPOINT                         76.70   35.04   0.00       20.02          0.98
WELLS FARGO                        39.59   40.63   0.00        0.00          0.00
---------------------------------------------------------------------------------
Total:                             59.05   35.82   7.45       10.81          0.28
---------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
BALLOON FLAG                     Count        Balance  Percent     FICO      GWAC     OLTV    CLTV   %FullDoc     DTI %Cashout
-------------------------------------------------------------------------------------------------------------------------------
N                                  351 113,470,484.74    92.95      720     7.187    75.03   79.50      11.31   39.24    38.41
Y                                   26   8,612,212.24     7.05      716     7.229    78.37   84.90      18.48   43.64    39.06
-------------------------------------------------------------------------------------------------------------------------------
Total:                             377 122,082,696.98   100.00      719     7.190    75.27   79.88      11.81   39.53    38.46
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
BALLOON FLAG                   %OwnerOcc     %IO    %PP  %OLTV > 80   %FICO < 620
---------------------------------------------------------------------------------
N                                  57.68   38.54   7.84        9.68          0.30
Y                                  77.05    0.00   2.21       25.74          0.00
---------------------------------------------------------------------------------
Total:                             59.05   35.82   7.45       10.81          0.28
---------------------------------------------------------------------------------




--------------------------------------------------------------------------------
This material has been prepared specifically for you by the Fixed Income Sales and Trading Department and is not the product of Fixed Income Research. This material contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. Opinions expressed are our present opinions only, and any information or indication contained in this material are current as of the date appearing on this material only. The material is based upon information which we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such. The information contained in this material may be based on assumptions regarding market conditions and other matter reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data nor for any special, indirect, incidental or consequential damages which may be incurred or experienced because of the use of the data or calculations made available herein, even if Goldman Sachs has been advised of the possibility of such damages. Certain transactions, including those involving options and high yield securities, give rise to substantial risk and are not suitable for all investors. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned therein or derivatives thereof (in options). Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any lien of any kind. This material has been issued by Goldman, Sachs & Co. and has been approved by Goldman Sachs International, which is regulated by The Financial Services Authority, in connection with its distribution in the United Kingdom and by Goldman Sachs Canada in connection with its distribution in Canada. Further information on any of the securities, futures options mentioned in this material may be obtained upon request and for this purpose persons in Italy should contact Goldman Sachs S.I.M. S.p.A. in Milan, or at its London branch office at 133 Fleet Street.
--------------------------------------------------------------------------------
                               Oct 30, 2007 14:36                    Page 5 of 5